SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

EAGLE HOSPITALITY PROPERTIES TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland (State of incorporation or organization)	55-0862656 (I.R.S. Employer Identification No.)

100 E. RiverCenter Blvd.

Suite 480

Covington, KY 41011

(Address and Zip Code of Principal Executive Offices)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-115213

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, $0.01 par value per share	New York Stock Exchange

Securities registered pursuant to Section 12(g) of the Act: None

(Title of class)

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

The description of the common stock of Eagle Hospitality Properties Trust, Inc. (the “Registrant”) registered hereby is incorporated by reference from the “Description of Capital Stock” section of the Registrant’s Form S-11 (SEC file No. 333-115213) filed May 6, 2004, as amended, with the Securities and Exchange Commission. Such description will be included in a form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, which prospectus shall be deemed to be incorporated by reference into this Registration Statement.

ITEM 2. EXHIBITS

1.	Articles of Amendment and Restatement of the Registrant, incorporated by reference from Exhibit 3.1 to the Registrant’s Form S-11 filed May 6, 2004, as amended.

1.1	Bylaws of the Registrant, incorporated by reference from Exhibit 3.2 to the Registrant’s Form S-11 filed May 6, 2004, as amended.

3.	Form of certificate representing the Common Stock, incorporated by reference to Exhibit 4 to the Registrant’s Form S-11 filed on May 6, 2004, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

EAGLE HOSPITALITY PROPERTIES TRUST, INC

Date: August 13, 2004	By:	/S/ J. WILLIAM BLACKHAM
	Name: Title:	J. William Blackham President and Chief Executive Officer

3